UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/05/2010

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 3, 2010, Raser Technologies, Inc., (the "Company"), entered into an Agreement (the "Agreement") with CapStone Investments ("CapStone") pursuant to which CapStone would serve as underwriter for an offering by the Company of 5,000 shares of Series A-1 Preferred Stock (the "Preferred Stock") at a negotiated price of $1,000 per share for a total purchase price of $5,000,000, and a warrant (the "Preferred Warrant") to purchase an additional 14,000 shares of Preferred Stock. Contemporaneously, the Company and CapStone entered into an amended and restated agreement with Fletcher International, Ltd. ("Fletcher"), an affiliate of Fletcher Asset Management, Inc., an SEC registered investment advisor, and an institutional strategic investor (the "Purchase Agreement"), pursuant to which Fletcher agreed to purchase the Preferred Stock and the Preferred Warrant. The net proceeds to the Company from the sale of the Preferred Stock, after deducting the underwriter fees and other estimated offering expenses payable by the Company, were approximately $4.65 million.
The Preferred Stock has the following key terms: (i) each share of the Preferred Stock will pay a quarterly dividend, payable in cash or shares of common stock at an annual rate equal to the Stated Value (as defined in the Certificate of Rights and Preferences) multiplied by 3-month LIBOR plus 8%, but in no event higher than 14%, subject to adjustment, (ii) each share of the Preferred Stock will be convertible into shares of Common Stock at a price of $5.00 per share, such price being subject to adjustment for stock splits, recombinations, stock dividends and the like, (iii) the holders of the Preferred Stock will have the right to redeem the shares of the Preferred Stock purchased pursuant to the purchase agreement at the earlier of July 28, 2010 or the date on which the Daily Market Price (as defined in the Certificate of Rights and Preferences) rises above $2.00 per share, or the date of a public announcement of the intention or agreement to engage in a transaction or series of transactions that may result in a change of control of the Company (iv) the redemption price for each share of the Preferred Stock into shares of Common Stock will be the greater of (a) $1.2277 per share of Common Stock and (b) 120% of the Prevailing Market Price (as defined in the Certificate of Rights and Preferences) at the first redemption date, which price is subject to adjustment under certain circumstances.
The Preferred Warrant is exercisable from time to time in full or in part in two tranches of up to 7,000 shares of Preferred Stock, at an exercise price of $1,000 per share of Preferred Stock subject to adjustment, for up to $7.0 million for each tranche. The right of the holder of the Preferred Warrant to exercise the second tranche is independent of the exercise, if any, of the first tranche. The first tranche of up to 7,000 shares of Preferred Stock for up to $7.0 million will, beginning on February 3, 2010, be exercisable on or before August 3, 2010 (subject to extension under certain circumstances) so long as the Prevailing Market Price (as defined in the Certificate of Rights and Preferences) rises above $2.00 per share during such period. Otherwise, the first tranche of up to 7,000 shares of Preferred Stock for up to $7.0 million will, beginning on February 3, 2010, be exercisable on or before February 3, 2011 (subject to extension under certain circumstances). The second tranche of up to $7.0 million will, beginning on February 3, 2010, be exercisable on or before February 3, 2011 (subject to extension under certain circumstances) so long as the Prevailing Market Price (as defined in the Certificate of Rights and Preferences) rises above $2.00 per share during such period. Otherwise, the second tranche of up to 7,000 shares of Preferred Stock for up to $7.0 million will, beginning on February 3, 2010, be exercisable on or before February 4, 2013 (subject to extension under certain circumstances).
As consideration for acting as underwriter, the Company paid CapStone a cash fee of 5% of the aggregate purchase price for the Preferred Stock sold in the offering, and issued to Capstone a warrant (the "Private Underwriter Warrant") to purchase 171,568 shares of the Company's common stock, at an exercise price of $1.275 per share , will be exercisable at the option of the holder for a period of five years commencing 181 days after the issue date of the Private Underwriter Warrant, per FINRA Rule 5110 (g)(1) will not be transferrable for a period of 181 days after the closing of the offering (except as may be permitted by FINRA Rule 5110(g)(2)) and will otherwise comply with the rules of the Financial Industry Regulatory Authority, or FINRA.
A copy of the Agreement, the Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock, form of the Preferred Warrant, and form of the Private Underwriter Warrant, opinion of Sichenzia Ross Friedman Ference, LLP and the Purchase Agreement are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1, 4.2, 4.3 and 10.1, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Agreement, the Purchase Agreement, the Certificate, the Preferred Warrant and the Private Underwriter Warrant, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits.
On February 4, 2010 the Company issued a press release announcing the above-described offering of the Preferred Stock. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
The Company offered and is selling the above-described securities pursuant to a prospectus dated June 12, 2009 and a prospectus supplement dated February 3, 2010, pursuant to the Company's shelf registration statement on Form S-3 (SEC File No. 333-159649) previously declared effective by the Securities and Exchange Commission (the "Shelf Registration Statement"). A copy of the preliminary prospectus supplement is attached as Exhibit 99.2 hereto and is incorporated herein by reference. This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 4.1, 4.2, 4.3, 5.1, 10.1, 99.1 and 99.2 by reference into the Shelf Registration Statement.

Item 7.01.    Regulation FD Disclosure

On February 4, 2010, Raser issued a press release regarding the issuance and sale of the Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of Raser, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits
Exhibit No.         Description
1.1        Underwriting Agreement between Raser Technologies, Inc. and CapStone Investments dated February 3, 2010
4.1        Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock of Raser Technologies, Inc. dated February 3, 2010
4.2        Form of Preferred Warrant
4.3        Form of Private Underwriter Warrant
5.1        Opinion of Sichenzia Ross Friedman Ference, LLP
10.1        Amended and Restated Agreement among Raser Technologies, Inc., CapStone Investments and Fletcher International, Ltd. dated February 3, 2010
23.1        Consent of Sichenzia Ross Friedman Ference, LLP (included as part of Exhibit 5.1)
99.1        Press Release, dated February 4, 2010, entitled "Raser Closes Up to $19 million Financing with Fletcher International"
99.2        Raser Technologies, Inc. Prospectus Supplement, dated February 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: February 05, 2010	By:	/s/ Nicholas Goodman
Nicholas Goodman
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-1.1	Underwriting Agreement between Raser Technologies, Inc. and CapStone Investments dated February 3, 2010
EX-4.1	Certificate of Rights and Preferences of Series A-1 Cumulative Convertible Preferred Stock of Raser Technologies, Inc. dated February 3, 2010
EX-4.2	Form of Preferred Warrant
EX-4.3	Form of Private Underwriter Warrant
EX-5.1	Opinion of Sichenzia Ross Friedman Ference, LLP
EX-10.1	Amended and Restated Agreement among Raser Technologies, Inc., CapStone Investments and Fletcher International, Ltd. dated February 3, 2010
EX-99.1	Press Release, dated February 4, 2010, entitled "Raser Closes Up to $19 million Financing with Fletcher International"